EXHIBIT 1.1

                           VAN KAMPEN FOCUS PORTFOLIOS
                                   SERIES 264
                                 TRUST AGREEMENT

                            Dated: November 17, 2000


         This  Trust  Agreement  among Van  Kampen  Funds  Inc.,  as  Depositor,
American  Portfolio  Evaluation  Services,  a division of Van Kampen  Investment
Advisory Corp., as Evaluator, Van Kampen Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen American Capital Equity Opportunity Trust, Series 87 and Subsequent Series, Standard Terms and Conditions of Trust, Effective January 27, 1998" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                    1. The Securities defined in Section 1.01(24), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

                    2. The fractional undivided interest in and ownership of each Trust represented by each Unit is an amount the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information - Initial Number of Units" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to
         Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

          3. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

          4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

          5. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" set forth under "Summary of Essential Financial Information" in the Prospectus.

          6. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust and subject to the requirements set forth in this paragraph, unless the Prospectus otherwise requires, the Sponsor may, on any Business Day (the "Trade Date"), subscribe for additional Units as follows:

                (a) Prior to the Evaluation Time on such Business Day, the Sponsor shall provide notice (the "Subscription Notice") to the Trustee, by telephone or by written communication, of the Sponsor's intention to subscribe for additional Units. The Subscription Notice shall identify the additional Securities to be acquired (unless such additional Securities are a precise replication of the then existing portfolio) and shall either (i) specify the quantity of additional Securities to be deposited by the Sponsor on the settlement date for such subscription or (ii) instruct the Trustee to purchase additional Securities with an aggregate value as specified in the Subscription Notice.

                (b) Promptly following the Evaluation Time on such Business Day, the Sponsor shall verify with the Trustee the number of additional Units to be created.

                (c) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units created hereby, the Sponsor shall deposit with the Trustee (i) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (ii) cash or a letter of credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice, and adding and subtracting the amounts specified in the first and second sentences of Section 5.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created.

                (d) On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash or letter of credit described above, deliver to, or assign in the name of or on the order of, the Sponsor the number of Units verified by the Sponsor with the Trustee.

          7.    Section 6.01(e) is hereby replaced with the following:

                   (e) (1) Subject to the provisions of subparagraph (2) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however that this disclaimer of liability shall not excuse the Trustee from the responsibilities specified in subparagraph (2) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

                   (2) The Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (1) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) any investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust's transactions in such investments, provided that:

                            (a) The Trustee shall perform all duties assigned to
                  the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940 (17 CFR ss. 270.17f-5) ("Rule 17f-5"), as
                  now in effect or as such rule may be amended in the future. The Trustee shall not delegate such duties.

                            (b) The  Trustee  shall  exercise  reasonable  care,
                  prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of its failure to do so.

                            (c) The Trustee  shall  indemnify the Trust and hold
                  the Trust harmless from and against any risk of loss of Trust assets held in accordance with the foreign custody contract.

                            (d) The  Trustee  shall  maintain  and keep  current
                  written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place. Such records shall be available for inspection by Unitholders and the Securities and Exchange Commission at the Trustee's offices at all reasonable times during its usual business hours.

                         (3) "Eligible Foreign Custodian" shall have the meaning
                    assigned to it in Rule 17f-5.

                         (4) "Foreign  Custody  Manager"  shall have the meaning
                    assigned to it in Rule 17f-5.

     8. Section 1.01 (1), (3) and (4) shall be replaced in their entirety by the following:

          (1) "Depositor" shall mean Van Kampen Funds Inc. and its succesors in interest, or any successor depositor appointed as hereinafter provided.

          (3) "Evaluator" shall mean American Portfolio Evaluation Services (a division of a Van Kampen Investment Advisory Corp.) and its successors in interest, or any successor evaluator appointed as hereinafter provided.

          (4) "Supervisory Servicer" shall mean Van Kampen Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

     9. Section 3.15 of the Standard Terms and Conditions of Trust is hereby replaced in its entirety by the following:

               Section 3.15. Deferred Sales Charge. If the Prospectus related to the Trust specifies a deferred sale charge, the Trustee shall, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, withdraw from the Capital Account an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor. If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, sell Securities and credit the proceeds thereof to such special Depositor's account or credit (if permitted by law) Securities in kind to such special Depositor's
      Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor's Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor cash or Securities previously credited to the special Depositor's account. Amounts to be credited to the special Depositor's account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge Payment Date.

               The term "Deferred Sales Charge Payment Dates" shall mean the 10th day of each month beginning March 10, 2001 and continuing through July 10, 2001. If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next business day. The term "Deferred Sales Charge Payment" shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

     10. Section 3.07(a) of the Standard Terms and Conditions of Trust is hereby amended by adding the following Section 3.07(a)(x) immediately after Section 3.07(a)(ix):

               "(x) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Supervisory Servicer the sale or tender of the Security is in the best interest of the Unitholders."

     11. Sections 4.01(b) and (c) of the Standard Terms and Conditions of Trust are hereby replaced in their entirety by the following:

         (b) During the initial offering period such Evaluation shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc., such Evaluation shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available closing sale price on such exchange or market at the last available asked price of the Equity Securities. If the Securities are not listed such an exchange or traded on the Nasdaq Stock Market, Inc. or, if so listed and the principal market therefor is other than on such exchange or market, or there is no such available sale price on such exchange or market, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (i) in the case of Equity Securities, on the basis of the current asked price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) on the basis of current offering prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Fund, (iii) if offering prices are not available for the Zero Coupon Obligations or the Equity Securities, on the basis of offering or asked price for comparable securities, (iv) by determining the valuation of the Zero Coupon Obligations or the Equity Securities on the offering or asked side of the market by appraisal or (v) by any combination of the above. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation). The Evaluator may add to the Evaluation of each Security which is principally traded outside of the United States the amount of any commissions and relevant taxes associated with the acquisition of the Security. As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Evaluation to be computed pursuant to
Section 5.01.

                  (c) For purposes of the Trust Evaluations  required by Section
      5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for the Zero Coupon Obligations, the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Equity Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc. and the last available sale prices are utilized, on the basis of the last available bid price of the Equity Securities. In addition, the Evaluator (i) shall not make the addition specified in the fourth sentence of Section 4.01(b) and (ii) may reduce the Evaluation of each Security which is principally traded outside of the United States by the amount of any liquidation costs and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.



         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed and their corporate seals to be hereto affixed and attested; all as of the day, month and year first above written.


                              Van Kampen Funds Inc.


                                By James J. Boyne
                    -----------------------------------------
                              Senior Vice President




            American Portfolio Evaluation Services, a division of Van
                        Kampen Investment Advisory Corp.


                                By James J. Boyne
                      -------------------------------------
                              Senior Vice President




                      Van Kampen Investment Advisory Corp.


                                By James J. Boyne
                     ---------------------------------------
                              Senior Vice President





                              The Bank of New York

                                 By Linda Bommer
                          ----------------------------
                                 Vice President




                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 264



     (Note: Incorporated herein and made a part hereof is each "Portfolio" as set forth in the Prospectus.)